CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated May 6, 2005, in this Post-Effective Amendment to the Registration Statement (Form S-6) and related Prospectus of Claymore Securities Defined Portfolios Investment Grade Corporate Portfolio (Intermediate), Series 6 dated June 24, 2005.

                                                          /s/ Grant Thornton LLP


Chicago, Illinois
June 24, 2005